                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       NEW PLAN EXCEL REALTY TRUST, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                       NEW PLAN EXCEL REALTY TRUST, INC.
                          1120 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10036

                                   ---------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 31, 2000

                                   ---------

Dear Stockholder:

         You are cordially invited to attend the 2000 Annual Meeting of Stockholders of New Plan Excel Realty Trust, Inc. (the "Company") to be held on Wednesday, May 31, 2000, at 10:00 a.m., New York City time, at

                        Baruch College Conference Center
                                    Room 750
                              151 East 25th Street
                            New York, New York 10010

for the following purposes:

         1. To elect one Director to serve a two-year term until the 2002 Annual Meeting of Stockholders and four Directors to serve a three-year term until the 2003 Annual Meeting of Stockholders. The current Board of Directors of the Company has nominated and recommends for such election as Directors the following persons:
              Matthew Goldstein, for the term expiring at the 2002 Annual Meeting of Stockholders, and Melvin Newman, Glenn J. Rufrano, Bruce A. Staller and John Wetzler, for the term expiring at the 2003 Annual Meeting of Stockholders.

         2. To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof.

         The Board of Directors has fixed March 10, 2000 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof.

         STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE POSTPAID ENVELOPE PROVIDED. STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON, IF THEY SO DESIRE.

                                            By Order of the Board of Directors,



                                            /s/  William Newman
                                            -----------------------------------
                                            WILLIAM NEWMAN
                                            Chairman of the Board

New York, New York
April 17, 2000

                       NEW PLAN EXCEL REALTY TRUST, INC.
                          1120 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10036

                                   ---------

                                PROXY STATEMENT

                                   ---------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 31, 2000

                                   ---------


         This Proxy Statement is furnished to stockholders of New Plan Excel Realty Trust, Inc., a Maryland corporation (the "Company"), in connection with the Annual Meeting of Stockholders of the Company, to be held at 10:00 a.m. (New York City time) on May 31, 2000, at Baruch College Conference Center, Room 750, 151 East 25th Street, New York, New York 10010, and at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by the Board of Directors of the Company. This Proxy Statement and the accompanying Proxy Card are being mailed on or about April 17, 2000 to stockholders of record of the Company on March 10, 2000.

         PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENCLOSED ENVELOPE.

         Stockholders Entitled to Vote. Only holders of record of the Company's
(i) common stock, par value $0.01 per share (the "Common Stock"), and (ii) voting depositary shares ("Series D Depositary Shares") with a liquidation preference of $50.00 per depositary share (each representing a one-tenth fractional interest in a share of the Company's 7.8% Series D Cumulative Voting Step-up Premium Rate Preferred Stock, par value $0.01 per share), in each case at the close of business on March 10, 2000 (the "Record Date"), are entitled to receive notice of the Annual Meeting and to vote such shares held by them at the Annual Meeting. Each share of Common Stock outstanding on the Record Date entitles its holder to cast one vote on each matter to be voted on. As of the Record Date, there were 87,650,655 shares of Common Stock outstanding. Each Series D Depositary Share entitles its holder to cast one vote, together with holders of the Common Stock, on each matter upon which holders of the Common Stock have the right to vote. As of the Record Date, there were 1,500,000 Series D Depositary Shares outstanding.

         Certain of the Company's Directors and executive officers are obligated to vote all of their shares of voting securities of the Company in favor of the proposals described in this Proxy Statement. As of the Record Date, these persons collectively beneficially owned a total of approximately 1,985,107 shares of Common Stock (not including shares which may be acquired upon exercise of stock options), which represents approximately 2.2% of the outstanding shares of stock (both Common Stock and Series D Depositary Shares) entitled to vote at the Annual Meeting. See "Executive Compensation and Other Information--Support Agreements."

         Quorum. The presence at the meeting, either in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not voting on a particular proposal) will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining if a quorum exists.

         Voting. If the accompanying Proxy Card is properly signed, returned to the Company and not revoked, it will be voted as directed by the stockholder. The persons designated as proxy holders on the Proxy Card will, unless otherwise directed, vote the shares represented by such proxy FOR the election of all nominees for the Board of Directors named in this Proxy Statement and as recommended by the Board of Directors with regard to any other matters, or, if no recommendation is given, in their own discretion. Properly executed and delivered proxies solicited by the Board of Directors of the Company, including those submitted by brokers or nominees, will be voted FOR the election of all nominees for the Board of Directors named in this Proxy Statement and as recommended by the Board of Directors with regard to any other matters, or, if no recommendation of the Board of Directors is given, in the sole discretion of the proxy holders.

         Revocation of a Proxy. A stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

         YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED IN THIS PROXY STATEMENT. WE HAVE AUTHORIZED NO ONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROXY STATEMENT OR, WHERE INFORMATION RELATES TO ANOTHER DATE SET FORTH IN THIS PROXY STATEMENT, THEN AS OF THAT DATE.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

         Pursuant to the Company's charter, the Directors are divided into three classes. The terms of current Directors Melvin Newman, Bruce A. Staller, James M. Steuterman and John Wetzler expire at the Annual Meeting, while the terms of the remaining Directors expire at the annual meeting of stockholders to be held in 2001 or 2002, as specified below. Messrs. Newman, Staller and Wetzler, along with Glenn J. Rufrano, the Company's President and Chief Executive Officer, have been nominated and recommended for election to serve as Directors for a three-year term until the annual meeting of stockholders to be held in 2003.

         Pursuant to a resolution duly adopted by the Board of Directors, the size of the Board of Directors will be increased from 10 to 11 Directors, effective at the Annual Meeting. Matthew Goldstein has been nominated and recommended for election to fill the vacancy created by this increase, serving as a Director for a two-year term until the annual meeting of stockholders in 2002.

         If, for any reason, any of the above mentioned candidates for election becomes unavailable for election or service, the persons designated as proxy holders on the Proxy Card will vote for the substitute nominee recommended by the Board of Directors, or, if no recommendation is given, for any substitute nominee in their own discretion.

INFORMATION REGARDING DIRECTORS

         The information set forth below is submitted with respect to the nominees for election to the Board of Directors, as well as those Directors whose terms of office are continuing after the Annual Meeting. On September 28, 1998, Excel Realty Trust, Inc. ("Excel") and New Plan Realty Trust (the "Trust") consummated a merger transaction (the "New Plan/Excel Merger"), and the ongoing public company was renamed New Plan Excel Realty Trust, Inc. For purposes of presentation, references to the Company in this proxy statement are to the combined company following the New Plan/Excel Merger and, except as noted otherwise, to the Trust prior to the New Plan/Excel Merger. Thus, information provided in this proxy statement with respect to certain of the Directors includes service as a member of the board of trustees of the Trust prior to the New Plan/Excel Merger.

         NOMINEE FOR ELECTION FOR TERM EXPIRING AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS

         Matthew Goldstein, age 58, currently has no affiliation with the Company. He has been Chancellor of The City University of New York since September 1999. He formerly held the position of President of Adelphi University from June 1998 to August 1999, and President of Baruch College of The City University of New York from 1991 to June 1998.


         NOMINEES FOR ELECTION FOR TERMS EXPIRING AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS

         Melvin Newman, age 58, has been a Director of the Company since 1983. From 1972 to 1982, he was Vice President and General Counsel of the Company. Mr. Newman is a private investor. Mr. Newman is the brother of William Newman.

         Glenn J. Rufrano, age 50, has been the President and Chief Executive Officer of the Company since February 2000. He was a partner in The O'Connor Group, a diversified real estate firm, from its inception in 1983 until March 2000. He was Chief Financial Officer of The O'Connor Group from June 1990 to November 1994 and President and Chief Operating Officer from November

1994 to March 2000. He also was Co-Chairman of The Peabody Group, an association between The O'Connor Group and J.P. Morgan & Co., Inc. from September 1998 to March 2000. Mr. Rufrano is a director of TrizecHahn Corporation, a publicly-traded real estate company that owns, develops and/or manages office buildings and retail/entertainment projects in North America and Europe. Mr. Rufrano's employment agreement with the Company provides that he be nominated by the Company at the Annual Meeting to serve as a Director of the Company for a three-year term, and that the Company use reasonable good faith efforts to cause Mr. Rufrano to be elected as a Director.

         Bruce A. Staller, age 63, has been a Director of the Company (including his prior service as a director of Excel) since 1989. Prior to establishing Bruce Atwater Staller, Registered Investment Advisor, in 1995, Mr. Staller served from 1988 to 1995 as President and director of First Wilshire Securities Management, Inc., a privately held investment advisor. Mr. Staller is also a founder and director of the Monrovia Schools Foundation, Inc., a private tax-exempt educational foundation which provides financial support to the Monrovia Unified School District.

         John Wetzler, age 54, has been a Director of the Company since 1994. Mr. Wetzler has been President of Nautica Retail U.S.A., Inc., a subsidiary of Nautica Enterprises, Inc., the international men's apparel maker and marketer, since July 1994. From December 1988 to June 1994, he was the Executive Vice President of Nautica Retail U.S.A., Inc.

         INCUMBENT DIRECTORS--TERMS EXPIRING AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS

         William Newman, age 73, has been Chairman of the Board of Directors of the Company since its organization in 1972. He served as President and Chief Executive Officer of the Company from 1972 to 1988. He served as President and Chief Executive Officer of the Company's predecessor corporation, New Plan Realty Corporation, from the corporation's organization in 1961 through its reorganization into the Company in 1972. He is a past Chairman of the National Association of Real Estate Investment Trusts and has been actively involved in real estate for over 50 years. Mr. Newman's employment agreement with the Company provides that he be nominated by the Company at the Annual Meeting to serve as a Director of the Company and that the Company use its best efforts to cause Mr. Newman to be elected as a Director.

         Arnold Laubich, age 70, has been a Director of the Company since 1988. He was Chief Executive Officer of the Company from September 1998 to February 2000 and President of the Company from April 1999 to February 2000. He was President and Chief Operating Officer of the Company from 1988 to September 1998.

         Norman Gold, age 69, has been a Director of the Company since the organization of the Company in 1972. He has been active in the practice of law for over 45 years and a partner of the law firm of Altheimer & Gray for over 35 years.

         INCUMBENT DIRECTORS--TERMS EXPIRING AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS

         Dean Bernstein, age 42, has been a Director of the Company since 1992. He has been Senior Vice President--Finance of the Company since September 1998. He served as Vice President--Administration and Finance of the Company from 1994 to September 1998 and as Assistant Vice President of the Company from 1991 to 1994. Mr. Bernstein is the son-in-law of William Newman.

         Raymond H. Bottorf, age 58, has been a Director of the Company since 1991. He has been Managing Partner of Global Real Estate Partners, LLC, a private merchant bank, since July 1999. Mr. Bottorf was the Managing Director of the New York office of the Global Property Team of ABN-AMRO, Inc., an investment bank, from 1997 through July 1999. From 1990 to 1997, he was the

President and sole director of U.S. Alpha, Inc., New York, New York, a wholly owned subsidiary of Stichting Pensioenfonds (formerly Algemeen Burgerlijk Pensioenfonds), a Dutch pension fund.

         Gregory White, age 44, has been a Director of the Company since 1994. Mr. White has served as Senior Vice President of Conning Asset Management Company, an investment advisory firm, since August 1998. From 1992 to August 1998, Mr. White was a founding partner and Managing Director of Schroder Mortgage Associates in New York, New York. From 1988 to 1992, he was Managing Director of the Salomon Brothers Inc. real estate finance department. Mr. White also serves as a director of Acadia Realty Trust, primarily a neighborhood and community shopping center REIT, which is competitive with the Company in certain markets.


COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

         The Board of Directors has an Audit Committee, an Executive Compensation and Stock Option Committee and a Nominating Committee. The Board of Directors has delegated certain functions to these committees as follows:

         Audit Committee. The Audit Committee currently consists of four Directors, Raymond H. Bottorf, who is Chairman, Bruce A. Staller, John Wetzler and Gregory White, none of whom are employees of the Company. The Audit Committee was established to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the results of the audit engagement, approve professional services provided by the independent accountants, review the independence of the independent accountants, consider the range of audit and non-audit fees, and review the adequacy of the Company's internal accounting controls. The Audit Committee met four times during 1999.

         Executive Compensation and Stock Option Committee. The Executive Compensation and Stock Option Committee (the "Compensation Committee") currently consists of three Directors, Norman Gold, who is Chairman, John Wetzler and Gregory White, none of whom are employees of the Company. The Compensation Committee was established to determine the compensation arrangements of the executive officers of the Company and to administer and approve grants of options to employees under the Company's 1993 Stock Option Plan. The Compensation Committee took action by unanimous written consent eight times during 1999.

         Nominating Committee. The Nominating Committee currently consists of four Directors, William Newman, who is chairman, Norman Gold, John Wetzler and Gregory White. The Nominating Committee was established by the Board of Directors in February 2000, and is charged with the tasks of seeking out and recommending to the Board of Directors qualified candidates for membership on the Board of Directors and reviewing and recommending changes in the size of the Board of Directors. The Nominating Committee is willing to consider nominees recommended by stockholders. Stockholders who wish to suggest qualified candidates must comply with the advance notice provisions and other requirements of Article II, Section 11 of the Company's by-laws.

         During 1999, the Board of Directors held 10 meetings (including telephonic meetings) and took action by unanimous written consent seven times. None of the directors who served as a Director attended during his period of service fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and of any meetings of committees on which he served during such period of service.

DIRECTORS' COMPENSATION

         Directors who are not otherwise paid employees or consultants of the Company currently receive annual compensation of $15,000, plus a fee of $1,000 for attendance, in person, at each meeting of the Board of Directors. Directors also currently receive $500 for each committee meeting attended, in person, which is not on the same day as a meeting of the Board of Directors. No compensation is paid for telephonic meetings. Each Director is reimbursed for expenses incurred in attending meetings, including committee meetings. Officers of the Company who are Directors are not paid Director fees or committee meeting fees.

         Pursuant to the terms of the Company's 1994 Directors' Stock Option Plan, as amended, every duly elected and qualified Director is entitled to receive, on an annual basis, options to purchase shares of Common Stock in accordance with the following formula: 3,000 shares, plus 250 shares multiplied by the number of years of continuous service beginning in 1997, including any portion of any fiscal year of service as a full year. The option price is the fair market value of the underlying shares of Common Stock on the date of grant. The Director Plan expires on May 15, 2004, unless sooner terminated by the Board of Directors.

VOTE REQUIRED

         The affirmative vote of a plurality of all the votes cast at the Annual Meeting, assuming a quorum is present, is necessary for the election of a Director. Therefore, the five individuals with the highest number of affirmative votes will be elected to the five directorships. For purposes of the election of Directors, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH ABOVE.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

         The following table lists the current executive officers of the Company and identifies their principal functions. The information provided below with respect to certain of the executive officers includes service as an officer of the Trust prior to the New Plan/Excel Merger.


        Name & Principal Position          Age
        -------------------------          ---

William Newman.......................       73      Chairman of the Board of Directors of the Company since the
  Chairman of the Board of                          organization of the Company in 1972; President and Chief
  Directors                                         Executive Officer of the Company from 1972 to 1988; President and
                                                    Chief Executive Officer of the Company's predecessor corporation from 1961 to 1972; a past Chairman of the National Association of Real Estate Investment Trusts and actively involved in real estate for over 50 years.

Glenn J. Rufrano.....................       50      President and Chief Executive Officer of the Company since
  President and                                     February 2000; Partner in The O'Connor Group, a diversified
  Chief Executive Officer                           real estate firm, from 1983 until March 2000; Chief Financial
                                                    Officer of The O'Connor Group from June 1990 to November 1994 and
                                                    President and Chief Operating Officer from November 1994 to March
                                                    2000; Co-Chairman of The Peabody Group, an association between The
                                                    O'Connor Group and J.P. Morgan & Co., Inc. from September 1998 to
                                                    March 2000.

James M. Steuterman..................       43      Chief Operating Officer of the Company since April 1999;
  Executive Vice President and                      Executive Vice President of the Company since 1994; Director
  Chief Operating Officer                           of the Company since 1990; Co-Chief Operating Officer of the
                                                    Company from September 1998 to April 1999; associated with the
                                                    Company since 1984 as a property acquisitions specialist, becoming
                                                    Director of Acquisitions in 1986, a Vice President in 1988 and a
                                                    Senior Vice President in 1989.

James DeCicco........................       53      Executive Vice President of the Company since April 1999;
  Executive Vice President                          Senior Vice President -- Leasing of the Company from 1996 to
                                                    April 1999; Vice President of the Company from 1992 to 1996; employee of the Company since 1991.

Dean Bernstein.......................       42      Senior Vice  President -- Finance of the Company since September
  Senior Vice President -- Finance                  1998;  Director of the Company since 1992; Vice President --
                                                    Administration and Finance of the Company from 1994 to September
                                                    1998; Assistant Vice President of the Company from 1991 to 1994;
                                                    son-in-law of William Newman.

Thomas J. Farrell....................       43      Senior Vice President -- Acquisitions of the Company since September 1998;
  Senior Vice President --                          Vice President -- Acquisitions of the Company from 1994 to September 1998.
  Acquisitions

Steven F. Siegel.....................       40      General Counsel of the Company since 1991; Senior Vice President of the
  Senior Vice President, General                    Company since September 1998; Secretary of the Company from 1991 to
  Counsel and Secretary                             September 1998 and since April 1999.



William Kirshenbaum..................       64      Vice President of the Company since 1981; Treasurer of the Company since
  Vice President and Treasurer                      1983.

Michael Brown........................       57      Controller of the Company since 1987; Chief Financial Officer of the
  Controller                                        Company from 1987 to September 1998.

COMPENSATION TABLES

         The following tables contain certain compensation information for the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company during 1999 (the "Named Executive Officers"):

         (A)      SUMMARY COMPENSATION TABLE

                                                                                          Long-Term
                                                                                        Compensation
                                                                                        ------------
                                                           Annual Compensation           Securities
                                                          ---------------------          Underlying           All Other
             Name & Title                 Year(1)         Salary          Bonus           Options(#)        Compensation(2)
             ------------                 -------         ------          -----          -----------        ---------------

William Newman, Chairman
   of the Board......................       1999        $350,000               --              3,750             $4,800
                                            1998        $484,423         $125,000                 --             $4,800
                                            1997        $500,000         $125,000             37,500             $4,500

Arnold Laubich, President and
   Chief Executive Officer(3)........       1999        $525,000         $300,000            103,750             $4,800
                                            1998        $524,807         $340,000                 --             $4,800
                                            1997        $500,000         $250,000             37,500             $4,500

James M. Steuterman, Executive
   Vice President and Chief
   Operating Officer.................       1999        $415,384         $ 75,000             78,750             $4,800
                                            1998        $324,846         $100,000              2,000             $4,800
                                            1997        $290,000         $ 50,000             52,000             $4,500

James DeCicco, Executive Vice
   President.........................       1999        $231,839         $ 70,000             50,000             $4,800
                                            1998        $155,000         $ 35,000                 --             $4,800
                                            1997        $130,500         $ 20,000             37,500             $4,500

Steven F. Siegel, Senior Vice
   President, General Counsel and
   Secretary.........................       1999        $220,003          $70,000             50,000             $4,800
                                            1998        $174,046          $50,000                 --             $4,800
                                            1997        $153,898          $19,000             37,500             $4,500

---------

(1) Prior to the New Plan/Excel Merger, the Company had a July 31 fiscal year end. Therefore, the compensation shown with respect to 1997 for executive officers of the Company is for the twelve-month period ended July 31, 1997. In connection with the New Plan/Excel Merger, the Company changed to a December 31 fiscal year end. Therefore, compensation shown for executive officers with respect to 1999 and 1998 is for those respective calendar years. As a result, information is not shown for such executive officers with respect to the five-month period ended December 31, 1997.

         For the twelve-month period ended July 31, 1998 (which includes the five-month period ended December 31, 1997), (i) Mr. William Newman received $517,115 in salary, $125,000 in bonus, 112,500 stock options and $4,800 of other compensation, (ii) Mr. Laubich received $517,115 in salary, $250,000 in bonus, 112,500 stock options and $4,800 of other compensation, (iii) Mr. Steuterman received $319,268 in salary, $60,000 in bonus, 150,000 stock options and $4,800 of other compensation, (iv) Mr. DeCicco earned $167,654 in salary, $17,000 in bonus, 112,500 stock options and $4,800 other compensation, and (v) Mr. Siegel received $170,390 in salary, $22,500 in bonus, 112,500 stock options and $4,800 of other compensation.

 (2) Represents the 401(k) plan contribution for executive officers. Excludes certain other personal benefits, the total value of which was less than the lesser of $50,000 or ten percent of the total salary and bonus paid or accrued by the Company for services rendered by each executive officer during the year indicated.

(3) Mr. Laubich retired as President and Chief Executive Officer, effective February 23, 2000.

         (B)      OPTION GRANTS IN 1999

                                                                                                  Potential Realizable Value at
                                                        % of Total                                 Assumed Rates of Stock Price
                                                         Options                                   Appreciation for Option Term
                                                        Granted to      Exercise                           Option Term
                                         Options       Employees in    Price Per     Expiration   -----------------------------
           Name & Title                  Granted           1999          Share          Date          5%(1)          10%(1)
           ------------                  -------       ------------    ---------     ----------     ----------      --------

William Newman, Chairman of the
   Board .........................          3,750            0.6%      $20.0625      5/24/09        $   47,314     $  119,904

Arnold Laubich, President and
   Chief Executive Officer (2) ...        100,000           15.8%      $ 19.875      5/17/09        $1,249,928     $3,167,563
                                            3,750            0.6%      $20.0625      5/24/09        $   47,314     $  119,904
James M. Steuterman, Executive
   Vice President and Chief
   Operating Officer .............         75,000           11.8%      $ 19.875      5/17/09        $  937,446     $2,375,672
                                            3,750            0.6%      $20.0625      5/24/09        $   47,314     $  119,904

James DeCicco, Executive Vice
   President .....................         50,000            7.9%      $ 19.875      5/17/09        $  624,964     $1,583,782

Steven F. Siegel, Senior Vice
   President, General Counsel and
   Secretary .....................         50,000            7.9%      $ 19.875      5/17/09        $  624,964     $1,583,782

---------

(1) The 5% and 10% rates of appreciation were set by the SEC and are not intended to forecast future appreciation, if any, of the Common Stock.

(2) Mr. Laubich retired as President and Chief Executive Officer, effective February 23, 2000.

         (c)      AGGREGATED OPTION EXERCISES IN 1999 AND YEAR END OPTION
                  VALUES


                                                                                              Value of Unexercised in-the-
                                     Shares                       Number of Unexercised       Money Options at December 31,
                                    Acquired                   Options at December 31, 1999              1999(1)
                                       on          Value       ----------------------------   -----------------------------
          Name & Title              Exercise      Realized     Exercisable    Unexercisable   Exercisable     Unexercisable
          ------------              --------      --------     -----------    -------------   -----------     -------------

William Newman, Chairman of the
   Board.........................     --            --             626,250          177,500       --               --

Arnold Laubich, President and
   Chief Executive Officer(2)....     --            --             626,250          277,500       --               --

James M. Steuterman, Executive
   Vice President and Chief
   Operating Officer.............     --            --              85,750          230,500       --               --

James DeCicco, Executive Vice
   President.....................     --            --              54,700          163,500       --               --

Steven F. Siegel, Senior Vice
   President and General
   Counsel.......................     --            --              61,300          164,700       --               --

---------

(1) Based upon a closing price per share of Common Stock of $15.8125 on December 31, 1999.

(2) Mr. Laubich retired as President and Chief Executive Officer, effective February 23, 2000.

EMPLOYMENT AGREEMENTS AND RETIREMENT AGREEMENTS

         In connection with the New Plan/Excel Merger, the Company entered into separate employment agreements with Messrs. Newman, Steuterman, Siegel and DeCicco. Summaries of the principal terms of the employment agreements of Messrs. Newman, Steuterman, DeCicco and Siegel are set forth below. In connection with the hiring of Mr. Rufrano as President and Chief Executive Officer of the Company, the Company also entered into an employment agreement with Mr. Rufrano, a summary of the principal terms of which is set forth below as well. In connection with the hiring of Mr. Rufrano, the Company also entered into an agreement with Mr. Laubich, a summary of the principal terms of which is set forth below as well.

         William Newman Employment Agreement. Mr. Newman's employment agreement provides for an initial term ending on the fifth anniversary of the New Plan/Excel Merger (i.e., September 28, 2003), extending automatically thereafter for two (2) additional one-year periods unless either the Company or Mr. Newman elects not to extend the term. The employment agreement provides that Mr. Newman provide to the Company, at such times as may be convenient to the Company and Mr. Newman, executive advisory or consultative services. The employment agreement also provides that Mr. Newman be nominated by the Board of Directors to serve as a Director of the Company and that the Company use its best efforts to cause Mr. Newman to be elected a Director. If he is a Director, the employment agreement provides that Mr. Newman be Chairman of the Board. The employment agreement provides that Mr. Newman receive an annual salary of $350,000 and certain fringe benefits in connection with his employment. In addition, the employment agreement provides certain benefits upon his death or disability. Mr. Newman may terminate his employment under the employment agreement, but the Company may not do so.

         Glenn J. Rufrano Employment Agreement. Mr. Rufrano's employment agreement provides for an initial term commencing on February 23, 2000 and ending on the fifth anniversary thereof (i.e., February 23, 2005), extending automatically thereafter for one (1) additional year unless either the Company or Mr. Rufrano elects not to extend the term. The employment agreement also provides that Mr. Rufrano be nominated by the Company at the annual meeting of shareholders of the Company in 2000 to serve as a Director of the Company, and that the Company use reasonable good faith efforts to cause Mr. Rufrano to be elected a Director. In addition, the employment agreement provides that, during the term of his employment under the employment agreement, Mr. Rufrano be Chief Executive Officer of the Company and be appointed as a full voting member of the Company's Investment Committee, or any successor committee thereto. Until such time as a President of the Company other than Mr. Rufrano is appointed, the employment agreement provides that Mr. Rufrano serve as President of the Company as well. Mr. Rufrano's annual base salary is $555,000 under the employment agreement, and he is entitled to receive an annual cash bonus of up to 100% of his base salary as determined by the Compensation Committee. In the first year of the employment agreement, Mr. Rufrano's bonus will not be less than $325,000. The employment agreement also provides that Mr. Rufrano receive certain fringe benefits in connection with his employment.

         In connection with his employment, Mr. Rufrano was granted options to purchase 700,000 shares of the Common Stock, at an exercise price of $12.8125 per share (the closing price of the Common Stock on February 22, 2000). A total of 500,000 of these options vest ratably over five years commencing on the first anniversary of the grant date, while the remaining 200,000 vest upon the eighth anniversary of Mr. Rufrano's employment agreement, subject to acceleration in the fourth and fifth years in the event certain performance criteria are achieved. Mr. Rufrano also was granted options to purchase an additional 515,121 shares of the Common Stock at an exercise price of $12.8125 per share, all of which options vested immediately upon Mr. Rufrano's employment with the Company. Mr. Rufrano has since exercised these options. The shares that were acquired upon the exercise of these options are subject to restrictions, which restrictions lapse ratably over five years commencing on the first anniversary of the exercise for all but 60,000 shares. The restrictions on the remaining 60,000 shares lapse on the eighth anniversary of the employment agreement, subject to acceleration in the fourth and fifth years in the event certain performance criteria are achieved. Shares not vested upon termination of Mr. Rufrano's employment are subject to repurchase by the Company at the lesser of the original exercise price or the then-current market price of the Common Stock. In connection with the exercise of these options, the Company loaned Mr. Rufrano $6.2 million. The loan accrues interest at 8% per annum and matures on February 23, 2005 (or earlier under certain circumstances). A portion of the loan is secured by a pledge of the shares Mr. Rufrano acquired upon exercise of the options.

         If Mr. Rufrano's employment is terminated by the Company without "Cause" or by Mr. Rufrano for "Good Reason," Mr. Rufrano will be entitled to severance benefits, including either (i) the sum of $2.5 million, if the termination of employment occurs prior to the expiration of the initial term of the employment agreement, or (ii) the base salary for Mr. Rufrano from the date of termination of employment through the end of the employment period under the employment agreement if the termination occurs after an extension of the original five-year term of the employment agreement. In addition, Mr. Rufrano's stock options will fully vest as of the date of such termination. However, all of the foregoing is subject to certain provisions of the Internal Revenue Code of 1986, as amended, concerning "excess" parachute payments. "Good Reason" is defined to include, among other things, a "Change in Control" of the Company (as defined in the employment agreement) and a failure of the Company to have outside directors constituting at least a majority of the Board of Directors by September 2001. The employment agreement also provides for certain benefits upon Mr. Rufrano's death or disability. If the employment agreement is terminated by Mr. Rufrano without "Good Reason" or by the Company for "Cause," for one year following the date of termination, Mr. Rufrano may not (i) serve as an officer, employee, director or consultant of a REIT or other real estate business with a significant portion of its business involved with community shopping centers, (ii) generally, engage in any business which is competing with the Company or its affiliates, (iii) divert to any entity any business of the Company or its affiliates, or (iv) solicit any officer, employee or consultant of the Company or its affiliates to leave the Company or its affiliates.

         James M. Steuterman, James DeCicco and Steven F. Siegel Employment Agreements. The employment agreement of each of Messrs. Steuterman, DeCicco and Siegel provides for a term ending December 31, 2003, in each case extending automatically thereafter for additional one-year periods unless either the Company or the executive elects not to extend the term. The employment agreement of Mr. Steuterman also provides that he be Executive Vice President and Chief Operating Officer of the Company; the employment agreement of Mr. DeCicco provides that he be Senior Vice President - Leasing; and the employment agreement of Mr. Siegel provides that he be Senior Vice President and General Counsel of the Company. In addition, the employment agreement of Mr. Steuterman provides that he receive an annual salary of not less than $325,000. The employment agreement of Mr. DeCicco provides that he receive an annual salary of not less than $175,000. The employment agreement of Mr. Siegel provides that he receive an annual salary of not less than $180,000. The employment agreement of each executive also provides that he receive an annual cash bonus of up to 50% of his base salary as determined by the Compensation Committee of the Board of Directors. In addition, each employment agreement provides that the executive receive certain fringe benefits in connection with his employment.

         If the executive's employment is terminated by the Company without "cause" or by the executive for "good reason," the executive will be entitled to severance benefits consisting of a lump sum payment equal to twice his average total compensation (including bonus) for the two fiscal years ending prior to the termination date, continuation for a period of three years of all insurance coverage in effect for the executive on the termination date, the full vesting of all stock options and other employee benefits and the cancellation of any loans made by the Company to the executive. "Good reason" is defined to include a "change in control" of the Company. The employment agreement also provides for certain benefits upon the death or disability of the executive. If the employment agreement is terminated by the executive without "good reason" or by the Company for "cause," for one year following the date of termination, the executive will not (i) engage in any business which is competing with the Company, (ii) divert to any entity any business of the Company or its affiliates, or (iii) solicit any officer, employee or consultant of the Company or its affiliates to leave the Company or its affiliates.

         Arnold Laubich Retirement Agreement. In connection with the retirement of Mr. Laubich from certain of his positions with the Company and its subsidiaries effective February 23, 2000, including the position of President and Chief Executive Officer of the Company, the Company entered into an agreement with Mr. Laubich. This agreement provides for the resignation of Mr. Laubich from all of his positions with the Company and its subsidiaries and affiliates other than his position as a director of the Company, the mutual release by the Company and Mr. Laubich of any claims against the other (subject to certain exceptions), and the payment by the Company of certain retirement benefits, including (i) a lump sum retirement payment of $2.5 million, (ii) the unpaid portion of Mr. Laubich's 1999 bonus, and (iii) the continuation of medical benefits for Mr. Laubich and his eligible family members during the subsequent five years. Stock options currently held by Mr. Laubich will continue to vest on the same schedule and remain exercisable through their original term as though Mr. Laubich continued to be an employee, subject to certain limitations.

         Under the agreement, until the first anniversary of the later of the date of termination of Mr. Laubich as provided in the agreement or the date Mr. Laubich ceases to be a director of the Company, generally, Mr. Laubich may not
(i) engage in any business, directly or as an officer, director, partner or joint venturer, related to strip shopping centers or factory outlet centers, which is competitive with the Company, (ii) divert to any person or entity any strip shopping center or factory outlet center project that the Company or its affiliates were pursuing, developing or attempting to develop as of the date of the agreement, or (iii) solicit any officer, employee or consultant of the Company to leave the employ of the Company.

         The agreement also provides for a transition period of six months during which time Mr. Laubich will provide advisory and consultative services to certain senior executive officers of the Company. During this time, he will be compensated at a monthly rate of $40,000 for such services by the Company.

SUPPORT AGREEMENTS

         William Newman Agreement. In connection with the New Plan/Excel Merger, William Newman entered into a Support Agreement which provides that until the earlier of such time as he (i) no longer owns any shares of Common Stock or (ii) is no longer an officer or Director of the Company, he will:

                  (a) not, without the prior approval of the Board of Directors
         (1) submit any proposal for the vote of stockholders of the Company,
         (2) become a member of a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 with respect to any shares of voting stock of the Company, or (3) initiate or assist in any takeover proposal or proxy solicitation;

                  (b) be present in person or be represented by proxy at all stockholder meetings of the Company; and

                  (c) as a stockholder, vote all of his shares of voting securities of the Company (1) for the Board of Director's nominees for election to the Board of Directors, (2) in accordance with the recommendation of the Board of Directors on all other matters submitted to a vote of stockholders of the Company, and (3) not take any position contrary to the position of the Board of Directors on any matter.

         Glenn J. Rufrano Agreement. Pursuant to the employment agreement of Mr. Rufrano with the Company described above, Mr. Rufrano has agreed to support each proposal to be submitted to the stockholders of the Company which has been approved by the Company's Board of Directors (each, a "Stockholder Proposal"), and may not, directly or indirectly, take or cause any action to be taken which may interfere with a Stockholder Proposal. In addition, Mr. Rufrano has agreed to vote or cause to be voted in favor of each Stockholder Proposal any shares of Common Stock he owns or controls.

         As of the Record Date, Mr. Newman and Mr. Rufrano collectively beneficially owned a total of 1,985,107 shares of Common Stock (not including shares which may be acquired upon exercise of stock options), which represent approximately 2.2% of the outstanding shares of stock (both Common Stock and Series D Depositary Shares) entitled to vote at the Annual Meeting.

Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate SEC filings, in whole or in part, the following Performance Graph and Report on Executive Compensation will not be incorporated by reference into any such filings.

                               PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return of the Company's Common Stock for the period from January 1, 1995 to December 31, 1999 to the S&P 500 Index and to the published National Association of Real Estate Investment Trust's All Equity Total Return Index (the "NAREIT Equity Index") over the same five-year period. The graph assumes that the value of the investment in the Common Stock and each index was 100 at January 1, 1995 and that all dividends were reinvested. The stockholder return shown on the graph below is not indicative of future performance.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)

                                    [GRAPH]

                                                  1994       1995        1996       1997        1998       1999
    S&P 500                                       100        138         169        226         290        351
    NAREIT Equity Index                           100        115         156        188         155        148
    New Plan Excel Realty Trust, Inc.             100        136         183        243         230        180

---------

(1) The information for the Company in this graph is based on the information of Excel for the applicable time prior to the New Plan/Excel Merger and on the information of the combined company for the applicable time following the New Plan/Excel Merger. The graph reflects the following transactions entered into by Excel prior to the New Plan/Excel
       Merger: (i) a 20% stock dividend paid by Excel to its stockholders in connection with, and immediately prior to, the New Plan/Excel Merger; and (ii) the March 31, 1998 spin-off of Excel Legacy Corporation from Excel through the distribution, on a pro-rata basis, to the holders of Excel's common stock of all of the common stock of Excel Legacy Corporation held by Excel. The dividend value used to reflect the spin-off of Excel Legacy Corporation was $2.39 per share.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Company's Board of Directors currently consists of Messrs. Gold, Wetzler and White. Mr. White became a member of the Compensation Committee in March 2000, and therefore was not involved in decisions made by the Compensation Committee regarding executive compensation in 1999. Set forth below in full is the report of the Compensation Committee regarding the compensation paid by the Company to its executive officers during fiscal year 1999.

COMPENSATION PHILOSOPHY

         The Compensation Committee desires to implement compensation policies which seek to enhance the profitability of the Company, and thus stockholder value, by aligning closely the financial interests of the Company's executive officers with those of its stockholders. The Company's overall objectives are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through performance goals and equity-based plans, and to provide a compensation package that recognizes individual contributions as well as overall business results.

         In implementing compensation policies, the Compensation Committee strives to ensure that the Company's executive officers are compensated fairly in relation to compensation packages provided for executives with comparable positions and responsibilities at comparable public REITs and other real estate companies in the New York City area. The Compensation Committee may from time to time engage the services of outside compensation consultants to assist it in establishing competitive compensation practices.

COMPONENTS OF COMPENSATION

         The components of the Company's executive compensation program consist of (i) base salary, (ii) bonuses, and (iii) long-term incentive compensation, generally implemented through the use of stock options.

         Base Salary. The Compensation Committee determines the base salary level of each executive officer of the Company by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent. The Compensation Committee intends to set base salaries at competitive levels relative to the base salaries paid to executive officers with comparable qualifications, experience and responsibilities at comparable public REITs and other real estate companies in the New York City area.

         Effective as of August 1, 1999, the Compensation Committee approved an increase in the base salary of each of the Company's executive officers. These increases ranged from 10% to 40% over each executive's prior base salary. The increases were effected in two phases, with a substantial portion of the salary increases effective as of August 1, 1999 and a supplemental increase effective as of March 1, 2000. These base salary increases were implemented in an effort to make the Company's base salaries for executive officers more competitive with salaries being paid by other REITs and by other non-REIT real estate companies in the New York City area. In making these determinations, the Compensation Committee reviewed salary information made available to it with respect to comparable public REITs. These REITs constitute only a portion of the REITs included in the NAREIT Equity Index, which is used in the Performance Graph above to compare stockholder returns.

         While the employment agreements discussed above do not permit the base salaries of such executive officers to be reduced during the terms of the agreements, the Compensation Committee will consider from time to time in the future whether an increase in an executive officer's base salary is merited, taking into account the performance of the Company and of the executive officer, and also taking into account new responsibilities, increases in pay levels at comparable public REITs and other real estate companies in the New York City area, and other matters deemed appropriate. For executive officers who are not subject to employment agreements, the Compensation Committee expects to regularly evaluate the base salary paid to these individuals based on the same type of criteria that it applies to individuals who are subject to employment agreements.

         Bonuses. Under the terms of each executive officer's employment agreements, he is entitled to receive a bonus of up to 50% of base salary, based on, among other things, achievement of certain performance levels by the Company, including growth in funds from operations, and the individual executive's performance and contribution to increasing funds from operations. In February 2000, the Compensation Committee approved bonuses for executive officers for 1999 ranging from 15-30% of base salaries of such officers (with the exception of the Company's former CEO, as described below). These bonuses were determined on an individual-by-individual basis, taking into account both the performance of the individual executive and the performance of the Company as a whole. In certain cases, the bonus paid represented a reduction in the bonus paid to that individual for the prior year, in light of the Company's overall performance.

         In the future, the Compensation Committee expects to continue to evaluate bonus payments to executive officers based on criteria applicable to the Company in general and to the individual executive officer in particular, by reference to the competitive marketplace for executive talent and with reference to the employment agreements entered into with such executive officers in connection with the New Plan/Excel Merger. For executive officers who are not subject to employment agreements, the Compensation Committee expects to make bonus determinations for these individuals based on the same type of criteria that it applies to individuals who are subject to employment agreements.

         Stock Options. In May 1999, the Compensation Committee approved grants of options to the Company's executive officers, following a review of 1998 performance. Option grants for executive officers (other than the former CEO, which is described below) ranged from 15,000 options to 75,000 options, depending on the executive's position at the Company and his recent performance.

         In the future, the Compensation Committee may make grants of stock options to its executive officers based on criteria applicable to the Company in general and to the individual executive officer in particular, and by reference to the competitive marketplace for executive talent.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         Amounts paid during fiscal year 1999 to Arnold Laubich, the Company's CEO until February 23, 2000, are shown in the Summary Compensation Table.

         The base salary paid to Mr. Laubich in fiscal year 1999 represented the base amount required under the Company's employment agreement with him. The Compensation Committee believes that this amount is comparable to the base salary of chief executive officers of other public REITs of comparable size.

         The bonus compensation paid to Mr. Laubich with respect to fiscal year 1999 ($300,000) was awarded based on several factors, including the time and effort devoted to the Company by Mr. Laubich and the expanded role he accepted (serving as both President and Chief Executive Officer) following the resignation of several executive officers of the Company in April 1999. The Compensation Committee believes that the bonus compensation paid to Mr. Laubich is comparable to the annual bonus compensation of chief executive officers of other public REITs of comparable size.

         In May 1999, the Compensation Committee approved the grant of 100,000 stock options to Mr. Laubich following a review of 1998 performance. The Compensation Committee believes that significant grants of stock options to the Company's CEO is an appropriate method of incentivizing the CEO to achieve increases in funds from operations and stock price.

APPLICABLE TAX CODE PROVISION

         The Compensation Committee has reviewed the potential consequences for the Company of Section 162(m) of the Internal Revenue Code, which imposes a limit on tax deductions for annual compensation in excess of one million dollars paid to any of the five most highly compensated executive officers. In calendar year 1999, the limitation under Section 162(m) had no net tax effect on the Company. The limitations of Section 162(m) are not expected to have a material effect on the Company in calendar year 2000.



                   Respectfully submitted,

                   The Executive Compensation and Stock Option Committee of the Company's Board of Directors

                   Norman Gold
                   John Wetzler

March 6, 2000

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee was comprised of Messrs. Gold and Wetzler during 1999. During fiscal year 1999, Mr. Gold also was a trustee of Banyan Strategic Realty Trust, which was not related to or competitive with the Company. No interlocking relationship existed between either Mr. Gold or Mr. Wetzler and any member of any other company's board of directors, board of trustees or compensation committee during that period.

         From January 1, 1999 to April 21, 1999, Robert E. Parsons, Jr. also was a member of the Compensation Committee. Mr. Parsons resigned from the Board of Directors of the Company effective April 21, 1999. During the period of Mr. Parsons' membership on the Compensation Committee, Mr. Parsons continued to be a director of each of Excel Legacy Corporation, several subsidiaries of Host Marriott Corporation and Merrill Financial Corporation, but did not serve on the compensation committee of any of these companies. Other than Excel Legacy Corporation, none of the companies for which Mr. Parsons served as a director was related to or competitive with the Company during that period.

         VOTING SECURITIES AND CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of the Record Date, the Company had 13,712 registered holders of record of its Common Stock and five registered holders of record of its Series D Depositary Shares. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

         The following table sets forth, as of the Record Date, certain information as to the beneficial ownership of shares of Common Stock, including shares of Common Stock as to which a right to acquire beneficial ownership existed (for example, through the exercise of Common Stock options) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, by (i) the current Directors and the Director nominees, (ii) the Named Executive Officers and (iii) the current Directors, the Named Executive Officers and the other current executive officers, as a group. Unless otherwise indicated, each person had, as of the Record Date, sole voting and investment power with respect to such shares of Common Stock. No current Director, Named Executive Officer or other current executive officer owned any Series D Depositary Shares as of the Record Date. The Company does not know (based on filings made pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934) of any person that beneficially owned more than 5% of the Common Stock or the Series D Depositary Shares outstanding as of the Record Date.

                                                              Percentage of
                                   Number of Shares            Outstanding
     Name and Business              of Common stock             Shares of
        Address(1)                Beneficially Owned           Common Stock
  ----------------------         --------------------        ---------------

William Newman................        2,161,236(2)                   2.4%
Glenn J. Rufrano..............          515,121                      (3)
James M. Steuterman...........          121,473(4)                   (3)
James DeCicco.................           60,248(5)                   (3)
Steven F. Siegel..............           68,514(6)                   (3)
Dean Bernstein................           82,740(7)                   (3)
Raymond H. Bottorf............           10,750(8)                   (3)
Norman Gold...................           24,649(9)                   (3)
Matthew Goldstein.............                0                      (3)
Arnold Laubich................        1,035,900(10)                  1.2%
Melvin Newman.................          621,613(11)                  (3)
Bruce A. Staller..............           17,850(12)                  (3)
John Wetzler..................           17,448(13)                  (3)
Gregory White.................           23,077(14)                  (3)
All Executive Officers and
  Directors as a Group
  (17 individuals)(15)........        4,913,318                      5.5%

---------

(1) The business address (i) of Messrs. William Newman, Rufrano, Steuterman, DeCicco, Bernstein, Laubich, Melvin Newman and Siegel is 1120 Avenue of the Americas, New York, New York 10036, (ii) of Mr. Bottorf is 445 Park Avenue, New York, New York 10022, (iii) of Mr. Gold is 10 South Wacker Drive, Chicago, Illinois 60606, (iv) of Mr. Goldstein is 535 E. 80th Street, New York, New York 10021, (v) of Mr. Staller is P.O. Box 1996, Monrovia,

         California 91017, (vi) of Mr. Wetzler is 152 West 57th Street, New York, New York 10019, and (vii) of Mr. White is 500 Fifth Avenue, New York, New York 10036.

(2) Includes 39,627 shares of Common Stock owned by Mr. Newman's wife, 8,322 shares of Common Stock held by Mr. Newman as custodian for his grandchildren and 99,512 shares of Common Stock held by a family charitable foundation, as well as 691,250 shares of Common Stock which Mr. Newman has the right to acquire upon exercise of Common Stock options. Mr. Newman disclaims any beneficial interest in the shares of Common Stock held for his grandchildren and by the family charitable foundation.

(3)      Amount owned does not exceed 1% of class.

(4) Includes 2,044 shares of Common Stock held jointly with Mr. Steuterman's wife (as to which shares of Common Stock Mr. Steuterman shares voting and investment power), 1,332 shares of Common Stock held by Mr. Steuterman as custodian for his children, and 85,750 shares of Common Stock which Mr. Steuterman has the right to acquire upon exercise of Common Stock options.

(5) Includes 54,700 shares of Common Stock which Mr. DeCicco has the right to acquire upon exercise of Common Stock options.

(6) Includes 62,300 shares of Common Stock which Mr. Siegel has the right to acquire upon exercise of Common Stock options.

(7) Includes 21,525 shares of Common Stock owned by Mr. Bernstein's wife, 1,740 shares of Common Stock held jointly with his wife (as to which shares of Common Stock Mr. Bernstein shares voting and investment power), and 53,750 shares of Common Stock which Mr. Bernstein has the right to acquire upon exercise of Common Stock options.

(8) Includes 9,750 shares of Common Stock which Mr. Bottorf has the right to acquire upon exercise of Common Stock options.

(9) Includes 13,750 shares of Common Stock which Mr. Gold has the right to acquire upon exercise of Common Stock options.

(10) Includes 54,110 shares of Common Stock owned by Mr. Laubich's wife, 28,273 shares of Common Stock held jointly with his wife (as to which shares of Common Stock Mr. Laubich shares voting and investment power), and 20,883 shares of Common Stock held by his wife and adult daughter jointly, as well as 691,250 shares of Common Stock which Mr. Laubich has the right to acquire upon exercise of share options. Mr. Laubich disclaims any beneficial interest in the shares of Common Stock held jointly by his wife and daughter.

(11) Includes 23,547 shares of Common Stock owned by Mr. Newman's wife and 71,750 shares of Common Stock held by The Morris and Ida Newman Family Foundation (the "Foundation"), of which Mr. Newman is the trustee, as well as 9,750 shares of Common Stock which Mr. Newman has the right to acquire upon exercise of Common Stock options. Mr. Newman disclaims any beneficial interest in the shares of Common Stock held by the Foundation.

(12) Represents 17,850 shares of Common Stock which Mr. Staller has the right to acquire upon exercise of Common Stock options.

(13) Includes 681 shares of Common Stock owned by Mr. Wetzler's wife and 263 shares of Common Stock owned by Mr. Wetzler as custodian for his children, as well as 14,750 shares of Common Stock which Mr. Wetzler has the right to acquire upon exercise of Common Stock options. Mr. Wetzler disclaims any beneficial interest in the shares of Common Stock held by his children.

(14) Includes 2,000 shares of Common Stock held by Mr. White as custodian for his children, 1,000 shares of Common Stock held by a trust for Mr. White's daughter of which Mr. White is a trustee, 1,000 shares of Common Stock owned by Mr. White's wife, and 14,750 shares of Common Stock which Mr. White has the right to acquire upon exercise of Common Stock options.

(15) In addition to the Common Stock holdings detailed in this table, an executive officer of the Company owns 2,000 shares of the Company's Series B Cumulative Redeemable Preferred Stock (the "Series B Shares"), which represents less than one percent of the outstanding Series B Shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In 1995, a taxable affiliate company, ERT Development Corporation ("ERT"), was formed to engage in property development and other real estate activities that are more difficult for the Company to engage in as a result of its status as a REIT. The Company owns 100% of the outstanding shares of preferred stock of ERT. The shares of preferred stock receive 95% of the dividends, if any, from ERT. As of December 31, 1999, the Company had notes receivable outstanding to ERT of approximately $130 million to facilitate certain transactions. In addition, ERT is a party to certain joint ventures with various third parties in connection with certain property developments and other real estate activities. As of December 31, 1999, the Company had guaranteed approximately $103 million of the ventures' indebtedness to certain third parties.

         Effective April 21, 1999, NNRA, LLC ("NNRA") acquired all of the common shares of ERT from an entity controlled by the Company's former President. Dean Bernstein, Senior Vice President--Finance and a Director of the Company, owns 100% of the equity interests in NNRA, LLC. The Company made a loan to NNRA of $300,000 in connection with NNRA's acquisition of the common shares of ERT, and also made a loan of $50,000 at that time to Mr. Bernstein. These loans bear interest at 10% per annum and mature on April 22, 2004.

         In connection with the resignation of certain Directors and officers of the Company, on April 21, 1999, the Company, Excel Legacy Corporation, a corporation in which those Directors had interests, and ERT entered into a Master Separation Agreement (the "Master Separation Agreement"). Under the terms of the Master Separation Agreement, the Company and Excel Legacy Corporation agreed, among other things, to terminate an agreement pursuant to which they had shared certain facilities and the Company had provided management and administrative services to Excel Legacy Corporation. In addition, the Master Separation Agreement provided for certain interim arrangements between the Company and Excel Legacy Corporation relating to, among other things, leasing of space in the Company's San Diego office.

         During 1999, the Company and Excel Legacy Corporation also were parties to an agreement under which Excel Legacy Corporation agreed not to make investments that involve neighborhood and community shopping centers, power centers, malls or other conventional retail properties, unless it has first offered to the Company the opportunity to pursue such investments. This agreement prohibited Excel Legacy Corporation from making investments that involve office and industrial properties, single tenant retail properties, entertainment/retail/mixed-use development projects, real estate mortgages, real estate derivatives, or, subject to certain limitations, entities that invest primarily in or have a substantial portion of their assets in such real estate assets, in each case without first offering to the Company the opportunity to pursue such investment. Under this agreement, the Company and Excel Legacy Corporation also agreed to notify each other of, and make available to each other, investment opportunities which they develop or of which they become aware but are unable or unwilling to pursue. Under the terms of the Master Separation Agreement (discussed above), the Company and Excel Legacy Corporation agreed, among other things, to terminate the restrictions imposed by this agreement, except in certain limited circumstances.

         As mentioned above, Norman Gold is a partner in the law firm of Altheimer & Gray, which has rendered various legal services to the Company during 1999 and is continuing to render legal services to the Company.

         John Wetzler is the president of Nautica Retail U.S.A., Inc., affiliates of which are tenants at some of the Company's properties.

         The following loans were made over a number of years by the Company, primarily to assist certain executive officers in their purchase of common shares of the Company. Such loans are unsecured except as otherwise specifically noted. As of December 31, 1999, William Kirshenbaum was indebted to the Company in the aggregate amount of $378,398 (which represented the maximum loan amount during 1999). The amount owed is represented by (i) four demand notes in the aggregate amount of $191,398, each bearing interest at 5% per annum, (ii) two demand notes in the aggregate amount of $17,000, each bearing interest at 8.375% per annum, and (iii) a $170,000 note bearing interest at 6% per annum and due January 31, 2001 (which is collateralized by a mortgage). Mr. Kirshenbaum is Vice President and Treasurer of the Company. During 1999, James M. Steuterman was indebted to the Company in the aggregate amount of $575,505 (which represented the maximum loan amount during 1999). The amount owed is represented by (i) three demand notes in the aggregate amount of $289,170, each bearing interest at 5% per annum, and (ii) two demand notes in the aggregate amount of $286,335, each bearing interest at 6% per annum. Mr. Steuterman is Executive Vice President and Chief Operating Officer of the Company and a Director of the Company. During 1999, James DeCicco was indebted to the Company in the aggregate amount of $143,334 (the maximum loan amount during 1999 was $144,818). The amount owed is represented by (i) two demand notes in the aggregate amount of $9,700, each bearing interest at 6% per annum, and (ii) a $133,634 note bearing interest at 8.5% per annum and due October 1, 2024 (which is collateralized by a mortgage). Mr. DeCicco is Executive Vice President of the Company. During 1999, Dean Bernstein was indebted to the Company in the aggregate amount of $95,062 (which represented the maximum loan amount during 1999), represented by a demand note bearing interest at a rate of 5% per annum. Mr. Bernstein is Senior Vice President--Finance of the Company and a Director of the Company. During 1999, Steven F. Siegel was indebted to the Company in the aggregate amount of $111,881 (which represented the maximum loan amount during 1999). The amount owed is represented by two demand notes, each bearing interest at 5% per annum. Mr. Siegel is Senior Vice President, General Counsel and Secretary of the Company. During 1999, Michael Brown was indebted to the Company in the aggregate amount of $54,800 (which represented the maximum loan amount during 1999). The amount owed is represented by two demand notes, each bearing interest at 5% per annum. Mr. Brown is Controller of the Company.

         The Company leases an office building from Page Associates on a net lease basis for a current rent of approximately $189,000 per year (rental payments of approximately $186,500 were made to Page Associates in 1999). The Company has leased this building from Page Associates since 1974. Page Associates is a partnership owned in equal proportions by William Newman, Melvin Newman, the estate of Joseph Newman and Arnold Laubich. The Company subleases the office building which it leases from Page Associates and has received rent in excess of all payments made to Page Associates and other real estate expenses in each of the years it has rented the building from Page Associates.

                                 OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and Directors, and persons who own ten percent or more of a registered class of the Company's equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Executive officers, Directors and greater than ten percent stockholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 they file.

         Based solely on its review of the copies of such forms received by it, and/or on written representations from certain reporting persons that they were not required to file a Form 5 for the fiscal year, the Company believes that its executive officers, Directors and greater than ten percent stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 1999.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         The Company's consolidated financial statements for the fiscal year ended December 31, 1999 have been audited by PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be available at the meeting to respond to appropriate questions and to make a statement if they desire to do so.

OTHER BUSINESS

         No other matters are to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this Proxy Statement as recommended by the Board of Directors, or, if no recommendation is given, in their own discretion.

STOCKHOLDER PROPOSALS

         Any proposal pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934 to be considered for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders must be received at the Company's principal executive offices no later than December 18, 2000. In addition, any stockholder who wishes to propose a nominee to the Board of Directors or submit any other matter to a vote at a meeting of stockholders (other than a stockholder proposal included in the Company's proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934) must comply with the advance notice provisions and other requirements of Article II, Section 11 of the Company's bylaws, which are on file with the SEC and may be obtained from the Secretary of the Company upon request. If a stockholder nomination or proposal is received before or after the range of dates specified in the advance notice provisions, the Company's proxy materials for the next Annual Meeting of Stockholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy materials.

SOLICITATION OF PROXIES

         The costs of solicitation of proxies will be paid by the Company. In addition to soliciting proxies by mail, the Company's officers, Directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, other custodians and nominees will forward proxy soliciting materials to their principals, and that the Company will reimburse such persons' out-of-pocket expenses.

                                    * * * *

STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.



                                            By Order of the Board of Directors,



                                            /s/  William Newman
                                            -----------------------------------
                                            WILLIAM NEWMAN
                                            Chairman of the Board

New York, New York
April 17, 2000

                                     PROXY

                       NEW PLAN EXCEL REALTY TRUST, INC.

    PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Steven F. Siegel and Joel F. Crystal, and each of them, as attorney-in-fact and proxy with full power of substitution to represent the undersigned and to vote all of the shares of Common Stock and Series D Depositary Shares of the Company, held of record by the undersigned on March 10, 2000, at the Annual Meeting of Stockholders to be held at Baruch College Conference Center, Room 750, 151 East 25th Street, New York, New York at 10:00 a.m. (New York City time) on May 31, 2000 and at any adjournment or postponement thereof. Said attorney-in-fact and proxy is instructed to vote as directed on the reverse side.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

SEE REVERSE                                                         SEE REVERSE
   SIDE             CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE

  If this proxy card is properly executed and returned to the Company, the attorney-in-fact and proxy will vote all of the undersigned's shares entitled to vote on the matters hereon as directed hereon or, where no direction is indicated, the undersigned's vote will be cast FOR each of the matters hereon.

  1. Election of Directors.

     NOMINEES:      (01) Matthew Goldstein, (02) Melvin Newman, (03) Glenn
                    J. Rufrano, (04) Bruce A. Staller and (05) John Wetzler

       FOR                                         WITHHELD
       ALL     [ ]                            [ ]  FROM ALL
     NOMINEES                                      NOMINEES          The attorney-in-fact and proxy will vote such shares as
                                                                     recommended by the Board of Directors, or, if no
                                                                     recommendation is given, in their own discretion with regard to any other matters as may properly come before the meeting,
[ ]______________________________________                            including any proposal to adjourn or postpone the meeting.
   For all nominees except as noted above
                                                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                                                               STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND
                                                               SIGN THIS PROXY CARD AND RETURN IT PROMPTLY IN
                                                               THE PREPAID ENVELOPE PROVIDED. STOCKHOLDERS
                                                               WHO ARE PRESENT AT THE MEETING MAY WITHDRAW
                                                               THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE.

                                                               Please sign exactly as name appears on this proxy card and date.
                                                               Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:_______________________________ Date:__________________ Signature:_______________________________ Date:__________________